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                                                                  EXHIBIT (a)(4)

                           VION PHARMACEUTICALS, INC.

OFFER TO EXCHANGE EACH OUTSTANDING CLASS A WARRANT,
AT THE OPTION OF THE HOLDER, FOR (A) 0.438 SHARES OF COMMON
STOCK OR (B) 0.254 SHARES OF COMMON STOCK AND $0.66 IN CASH

                                      AND

OFFER TO EXCHANGE EACH OUTSTANDING CLASS B WARRANT, AT THE OPTION OF THE HOLDER, FOR (A) 0.212 SHARES OF COMMON STOCK OR (B) 0.123 SHARES OF COMMON STOCK AND $0.32 IN CASH

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE
 29, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT
                     ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                    May 19, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Vion Pharmaceuticals, Inc. (the "Company" or "Vion"), to act as Information Agent in connection with its offer, upon the terms and conditions set forth in an Offering Circular dated May 19, 1998 (as amended from time to time, the "Offering Circular") and the related Letter of Transmittal (the "Letter of Transmittal"), to exchange for each outstanding Class A Warrant ("Class A Warrants"), at the holder's option, either (A) 0.438 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") or (ii) (B) 0.254 shares of Common Stock and $0.66 in cash (the "Class A Exchange Offer"). The Company is also offering pursuant to the Offering Circular and the Letter of Transmittal to exchange for each outstanding Class B Warrant ("Class B Warrants"), at the holder's option, either (A) 0.212 shares of Common Stock or (B) 0.123 shares of Common Stock and $0.32 in cash (the "Class B Exchange Offer", and together with the Class A Exchange Offer, the "Exchange Offer").

     THE EXCHANGE OFFER IS NOT CONDITIONED UPON THE EXCHANGE OF A MINIMUM NUMBER OF CLASS A WARRANTS OR CLASS B WARRANTS (COLLECTIVELY, THE "WARRANTS").

     We are asking you to contact your clients for whom you hold Warrants registered in your name or in the name of your nominee. Please bring the Exchange Offer to the attention of your clients as promptly as possible.

     For your information, we are enclosing herewith the following materials:

          1.  Offering Circular dated May 19, 1998.

          2. Letter to Warrantholders of the Company from John A. Spears, President and Chief Executive Officer of the Company, dated May 19, 1998.

          3. A Letter of Transmittal for your use and for the information of your clients.

          4. Notice of Guaranteed Delivery to be used to tender in the Exchange Offer if the Warrants and all other required documents are not immediately available or cannot be delivered to the Exchange Agent by the Expiration Date of if the procedure for book-entry transfer cannot be completed prior to the Expiration Date.
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          5.  A printed form of letter which may be sent to customers for whose account you hold Warrants registered in your name or in the name of your nominee, with space provided for obtaining such customers' instructions with regard to the Exchange Offer.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. Envelopes addressed to American Stock Transfer & Trust Company, the Exchange Agent, to be used by you to return the Warrants.

     WE URGE YOU TO CONTACT YOUR CUSTOMERS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 29, 1998, UNLESS EXTENDED.

     The Company will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Warrants pursuant to the Exchange Offer, and no such solicitation shall be made. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Warrants to them or their order.

     Questions or requests for additional copies of the enclosed materials should be directed to the Information Agent, Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, 07072, Telephone No. (888) 210-8932.

                                   Very truly yours,

                                   CORPORATE INVESTOR COMMUNICATIONS, INC.

     NOTHING CONTAINED HEREIN OR IN THE DOCUMENTS ENCLOSED HEREWITH SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT FOR THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS SPECIFICALLY SET FORTH THEREIN.